As filed with the Securities and Exchange Commission on December 13, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MidCap Financial Investment Corporation

(Exact Name of Registrant as specified in its charter)

Maryland	52-2439556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Notes due 2028	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-271227

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 8.00% Notes due 2028 (the “Notes”) of MidCap Financial Investment Corporation (the “Corporation”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “MFICL.”

For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of Our Debt Securities” in the Registrant’s Registration Statement on Form N-2 (File No. 333-271227) (including the information incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Specific Terms of the Notes and the Offering” in the Registrant’s prospectus supplement dated December 6, 2023, as filed with the Commission on December 8, 2023 pursuant to Rule 424(b) under the Securities Act. The foregoing descriptions therein are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1(a)	Articles of Amendment (incorporated by reference from the Registrant’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2, filed on June 20, 2005).

3.1(b)	Articles of Amendment and Restatement (incorporated by reference from the Registrant’s post-effective amendments No.1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2, filed on August 14, 2006).

3.1(c)	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K, filed on August 12, 2022).

3.1(d)	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on December 3, 2018).

3.1(e)	Articles of Amendment (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K, filed on July 22, 2019).

3.1(f)	Articles of Amendment (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K, filed on August 12, 2022).

3.2	Sixth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K, filed on August 12, 2022).

4.1	Indenture dated as of October 9, 2012 between MidCap Financial Investment Corporation (f/k/a Apollo Investment Corporation) and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to MidCap Financial Investment Corporation Current Report on Form 8-K filed on October 9, 2012).

4.2	Sixth Supplemental Indenture dated as of December 13, 2023 between MidCap Financial Investment Corporation and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to MidCap Financial Investment Corporation Current Report on Form 8-K filed on December 13, 2023).

4.3	Form of 8.00% Notes due 2028 of MidCap Financial Investment Corporation (included within Exhibit 4.2 to MidCap Financial Investment Corporation Current Report on Form 8-K filed on December 13, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 13, 2023	MIDCAP FINANCIAL INVESTMENT CORPORATION

	By:	/s/ Kristin M. Hester
	Name:	Kristin M. Hester
	Title:	Chief Legal Officer and Secretary